Exhibit 99-1


PORTIONS OF NEWSQUEST PLC ANNUAL REPORT

REPORT OF THE AUDITORS

To the members of Newsquest plc

We have audited the financial statements on pages 22 to 45 which have been prepared under the accounting policies set out on page 27. We have also audited the information which is specified by the London Stock Exchange to be audited in respect of Directors' remuneration, share options and pension entitlements and which is set out in the paragraphs headed Directors' emoluments, Directors' share options and Directors' pension arrangements on pages 18 and 19 of the report to shareholders by the Board on Directors' remuneration.

Respective responsibilities of Directors and auditors

The Directors are responsible for preparing the Annual Report, including, as described on pages 16 and 17, the financial statements. Our responsibilities, as independent auditors, are established by statute, the Auditing Practices Board, the Listing Rules of the London Stock Exchange, and by our profession's ethical guidance.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the Directors' Report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law or the Listing Rules regarding Directors' remuneration and transactions with the Company and other members of the group is not disclosed.

We review whether the statement on page 15 reflects the compliance with those provisions of the Combined Code specified for our review by the Stock Exchange, and we report if it does not. We are not required to form an opinion on the effectiveness of the corporate governance procedures or the group's internal controls.

We read the other information contained in the Annual Report, including the corporate governance statement, and consider whether it is consistent with the audited financial statements. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements.

Basis of audit opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the circumstances of the Company and the group, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of affairs of the Company and the group as at 3 January 1999 and of the profit of the group for the fifty-three weeks then ended and have been properly prepared in accordance with the Companies Act 1985.


Deloitte & Touche
Chartered Accountants and Registered Auditors,
Hill House, 1 Little New Street, London EC4A 3TR
19 March 1999

CONSOLIDATED PROFIT AND LOSS ACCOUNT

For the 53 weeks ended 3 January 1999 (note 1)

                                                   1998          1997
                                                British       British
                                                 Pounds        Pounds
                                        Notes     000's         000's

Turnover
Continuing operations                   1,3     300,829       285,577
Acquisitions                                      4,967             -
                                               ---------     ---------
                                                305,796       285,577
Cost of sales                                   (70,407)      (67,870)
                                               ---------     ---------
Gross profit                                    235,389       217,707

Non-recurring costs                      4            -        (8,502)
Other operating expenses                       (154,039)     (146,212)
                                               ---------     ---------
Operating expenses                       5     (154,039)     (154,714)
                                               ---------     ---------
Operating profit
Continuing operations                            80,467        62,993
Acquisitions                                        883             -
                                               ---------     ---------
                                         6       81,350        62,993
Profit on sale of business                            -        17,729
                                               ---------     ---------
Profit on ordinary activities before
  interest                                       81,350        80,722

Refinancing costs                                (4,793)      (16,648)
Other net interest payable                      (15,586)      (32,465)
                                               ---------     ---------
Net interest payable                     9      (20,379)      (49,113)
                                               ---------     ---------
Profit before taxation on ordinary
  activities                                     60,971        31,609

Tax charge on profit on ordinary
  activities                             10     (19,206)      (11,914)
                                               ---------     ---------
Profit for the financial year                    41,765        19,695
Dividends                                11     (11,788)            -
                                               ---------     ---------
Retained profit                                  29,977        19,695
                                               =========     =========

Basic earnings per share (pence)         13        21.2          11.9
                                               ---------     ---------
Diluted earnings per share (pence)       13        20.9          11.7
                                               ---------     ---------
Adjusted diluted earnings per share
  (pence)                                13        22.5          17.7
                                               ---------     ---------

There were no recognised gains or losses other than those included in the profit and loss account above and therefore no separate statement of total recognised gains and losses has been presented.

CONSOLIDATED BALANCE SHEET

At 3 January 1999 (note 1)
                                       1998        1998        1997       1997
                                    British     British     British    British
                                     Pounds      Pounds      Pounds     Pounds
                         Notes        000's       000's       000's      000's
Fixed assets
Intangible assets         14                    329,634                319,962
Tangible assets           15                     67,304                 66,578
Investments               16                        302                    221
                                               ---------              ---------
                                                397,240                386,761
Current assets
Stocks                    17          1,854                   2,099
Debtors                   18         40,766                  45,056
Pension prepayment
  due after one year      27          1,579                   2,759
Cash at bank and in
  hand                                   59                   3,484
                                   ---------               ---------
                                     44,258                  53,398
Creditors
Amounts falling due
  within one year         19        (79,898)                (53,936)
                                   ---------               ---------
Net current liabilities                         (35,640)                  (538)
                                               ---------              ---------
Total assets less
  current liabilities                           361,600                386,223

Creditors
Amounts falling due after
  more than one year      20                   (129,968)              (177,461)

Provisions for
  liabilities and charges 22                     (5,241)                (4,539)
                                               ---------              ---------
Net assets                                      226,391                204,223
                                               =========              =========
Capital and reserves
Called up share capital   23                      1,964                  2,000
Share premium             24                    249,826                249,572
Capital redemption
  reserve                 24                        831                    794
Profit and loss account   24                    (26,230)               (48,143)
                                               ---------              ---------
Equity shareholders' funds                      226,391                204,223
                                               =========              =========

The financial statements on pages 22 to 45 were approved by the Board of Directors on 19 March 1999 and were signed on its behalf by

J T Brown
J C Pfeil

COMPANY BALANCE SHEET

At 3 January 1999 (note 1)
                                       1998        1998        1997       1997
                                    British     British     British    British
                                     Pounds      Pounds      Pounds     Pounds
                         Notes        000's       000's       000's      000's

Fixed assets
Investments               16                    205,892                205,922

Current assets
Debtors                   18        101,234                  61,665
Cash at bank and in hand                  9                       -
                                   ---------               ---------
                                    101,243                  61,665

Creditors
Amounts falling due
  within one year         19         (9,366)                   (221)
                                   ---------               ---------

Net current assets                               91,877                 61,444
                                               ---------              ---------
Net assets                                      297,769                267,366
                                               =========              =========

Capital and reserves
Called up share capital   23                      1,964                  2,000
Share premium             24                    249,826                249,572
Capital redemption
  reserve                 24                        831                    794
Profit and loss account   24                     45,148                 15,000
                                               ---------              ---------

Equity shareholders' funds                      297,769                267,366
                                               =========              =========



The financial statements on pages 22 to 45 were approved by the Board of Directors on 19 March 1999 and were signed on its behalf by


J T Brown
J C Pfeil

CONSOLIDATED CASH FLOW STATEMENT

For the 53 weeks ended 3 January 1999 (note 1)

                                                   1998          1997
                                                British       British
                                                 Pounds        Pounds
                                        Notes     000's         000's

Cash flow from operating activities      28      99,193         76,068

Returns on investments and servicing of
  finance                                29A    (18,292)       (45,852)

Taxation paid                            29B     (4,821)        (1,704)

Capital expenditure and financial
  investment                             29C    (12,573)        (8,417)

Acquisitions and disposals               29D     (6,975)        41,497

Equity dividends paid                            (3,946)             -
                                               ---------      ---------
Net cash inflow before use of liquid
  resources and financing                        52,586         61,592

Management of liquid resources           29E      2,000         (2,000)

Financing                                29F    (57,733)       (68,415)
                                               ---------      ---------
Decrease in cash                                 (3,147)        (8,823)
                                               =========      =========

RECONCILIATION OF NET CASH FLOW TO MOVEMENTS IN NET DEBT

                                                   1998           1997
                                                British        British
                                                 Pounds         Pounds
                                        Notes     000's          000's

Decrease in cash                                 (3,147)        (8,823)

Cash outflow from reduction in debt              49,924        164,915

Loan Notes issued as settlement for
  acquisitions                                   (2,400)             -
Movements in liquid resources                    (2,000)         2,000
                                               ---------      ---------
Change in net debt resulting from cash
  flows                                          42,377        158,092
Exchange movements                                    -          3,567
                                               ---------      ---------
Decrease in net debt                             42,377        161,659

Net debt at 28 December 1997                   (177,430)      (339,089)
                                               ---------      ---------

Net debt at 3 January 1999               31    (135,053)      (177,430)
                                               =========      =========

Net debt is stated gross of deferred financing fees (note 20).

CONSOLIDATED  RECONCILIATION  OF  MOVEMENTS  IN  SHAREHOLDERS' FUNDS

For the 53 weeks ended 3 January 1999 (note 1)

                                                  1998          1997
                                                British       British
                                                 Pounds        Pounds
                                                  000's         000's

Profit for the financial year                    41,765         19,695
Dividends                                       (11,788)             -
Repurchases of share capital                     (8,064)             -
Net proceeds from shares issued                     255         96,500
Goodwill arising on acquisition of Newsquest
  Capital plc and Westminster Press                   -         (4,359)
Goodwill written back on disposal of Newsquest
  (Wessex)                                            -          2,477
                                               ---------      ---------
Net additions to shareholders' funds             22,168        114,313
Opening shareholders' funds                     204,223         89,910
                                               ---------      ---------
Closing shareholders' funds                     226,391        204,223
                                               =========      =========

NOTES TO THE ACCOUNTS

53 weeks ended 3 January 1999


1.  ACCOUNTING POLICIES

    The consolidated financial statements of Newsquest plc and its subsidiaries have been prepared in accordance with Accounting Standards currently applicable in the United Kingdom.

    The significant accounting policies adopted are as follows:


    Basis of Accounting

    The accounts have been prepared under the historical cost convention.


    Consolidation and accounting period

    The consolidated accounts consolidate the financial statements of Newsquest plc and all of its subsidiaries. The profit and loss accounts cover the 53 weeks from 29 December 1997 to 3 January 1999 and the 52 weeks from 30 December 1996 to 28 December 1997. The balance sheets for 1998 and 1997 have been drawn up at 3 January 1999 and 28 December 1997 respectively.


    Turnover

    Turnover represents the invoiced value of sales, excluding Value Added Tax. Advertising revenues are recognised upon publication of the relevant newspaper. Circulation revenues, for paid-for newspapers, are recognised upon sale or distribution. All turnover is derived from the Group's principal activity being printing and publishing. All turnover arises in the United Kingdom.


    Development expenditure

    Development expenditure incurred on the launch of new titles and the establishment of Internet sites is expensed to the profit and loss account as incurred.


    Investments

    Investments held as fixed assets are stated at cost, less provision, if appropriate, for any diminution in value other than a temporary diminution in value.

    Goodwill

    On the acquisition of a subsidiary company or associated company, the purchase consideration is allocated between the underlying net tangible and intangible assets on a fair value basis. Goodwill on acquisitions after 29 December 1997 is included on the balance sheet and amortised over its expected useful economic life, up to a maximum of 20 years.

    Goodwill on acquisitions prior to 29 December 1997 has been written off against profit and loss reserve as a matter of accounting policy and the comparative figures in the accounts have been revised to reflect this. This goodwill will be charged to the profit and loss account in the event of the disposal of the business to which it relates.


    Cash

    Cash consists of cash in hand and deposits repayable on demand with a period of maturity of not more than one working day.


    Intangible fixed assets

    Publishing rights and titles are stated at fair value on acquisition, based on the operating profits derived from them, and are not subsequently revalued. Publishing rights or titles have historically had lives in excess of 20 years and the Directors do not foresee the end of their economic life, and, consequently, are treated as having an indefinite economic life. Having an indefinite economic life, no systematic amortisation is applied. Intangible assets are reviewed for impairment annually, and provision is made for any impairment in value. Internally developed intangibles are not carried on the balance sheet.


    Tangible fixed assets

    Land and buildings, plant and equipment are stated in the balance sheet at cost less accumulated depreciation. No depreciation is provided on land. Freehold buildings, long leases and plant and equipment are depreciated over their estimated future useful lives, on a straight line basis at rates from 2%-50%. Short leases are written off over the duration of the lease.


    Operating leases

    Operating lease rentals are charged to the profit and loss account on a straight line basis over the term of the lease.


    Stocks

    Stocks are stated at the lower of cost, on a first in first out basis, and estimated net realisable value.

    Taxation

    Deferred taxation is provided on timing differences, arising from the different treatment of items for accounting and taxation purposes, which are expected to reverse in the future, calculated at the rates at which it is expected that tax will arise.

    No provision is made for tax which would become payable on the sale of intangible assets at stated amounts as there is no present intention to sell these intangible assets.


    Pensions

    The group operates a defined benefit pension scheme. The expected costs of pensions in respect of the Scheme are charged to the profit and loss account so as to spread the costs over the service lives of employees in the Scheme. Actuarial surpluses and deficits are allocated over the average expected remaining service lives of employees. Pension costs are assessed in accordance with the advice of qualified actuaries.


    Vacant property

    An accrual is made at the balance sheet date for the net present value of net future rentals on vacant and surplus property assets.


    Foreign exchange

    Transactions denominated in foreign currencies are translated into sterling at the rates ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the rates ruling at the date or, where appropriate, at the rate of exchange specified in a matching forward contract or currency swap. Any translation differences arising are dealt with in the profit and loss account.

2.  ACQUISITIONS AND DISPOSALS

    Acquisitions

    During 1998 Newsquest purchased Kinsman Reeds Limited (May 1998), Property Weekly Limited (March 1998), Review Free Newspapers Limited (July 1998) and publishing rights, all of which have been accounted for using acquisition accounting. The book and fair values of these businesses were as follows:

                                                         Fair
                                        Book            value             Fair
                                       value       adjustment            value
                                     British          British          British
                                      Pounds           Pounds           Pounds
                                       000's            000's            000's

    Fixed assets:
     Intangible assets                 2,521            7,151            9,672
     Tangible assets                     126                -              126
                                    ---------        ---------        ---------
                                       2,647            7,151            9,798
    Debtors                            1,152                -            1,152
    Cash at bank and in hand              33                -               33
    Loans and overdrafts                (626)               -             (626)
    Trade and other creditors         (1,475)             (68)          (1,543)
    Corporation Tax                       14              (46)             (32)
                                    ---------        ---------        ---------
    Net assets acquired                1,745            7,037            8,782
                                    =========        =========        =========

    Consideration:
     Cash                                                                6,382
     Loan Notes                                                          2,400
                                                                      ---------
                                                                         8,782
                                                                      =========

    The principal fair value adjustments were to reflect the valuation of publishing rights acquired and property and taxation liabilities.

    Cost of sales includes GBP 2,856,000 and operating expenses GBP 1,228,000 in respect of these acquisitions.


    Disposals

    In 1997 the group disposed of Newsquest (Wessex). The results for 1997 include turnover of GBP 6,628,000 and operating profit of GBP 1,466,000 in respect of Newsquest (Wessex).

3.  TURNOVER

    Set out below is an analysis of turnover by type of revenue, showing separately the effect of acquisitions and disposals.

                                                 1998            1997
                                             53 weeks        52 weeks
                                              British         British
                                               Pounds          Pounds
                                                000's           000's
    Display advertising:
      National                                 19,871          18,649
      Local                                    55,398          52,418
                                             ---------       ---------
                                               75,269          71,067
                                             ---------       ---------
    Classified advertising:
      Motors                                   35,653          32,813
      Property                                 36,054          33,049
      Recruitment                              60,068          52,222
      Other                                    37,413          35,682
                                             ---------       ---------
                                              169,188         153,766
                                             ---------       ---------

                                                 1998            1997
                                             53 weeks        52 weeks
                                              British         British
                                               Pounds          Pounds
                                                000's           000's

    Total advertising                         244,457         224,833
    Circulation                                37,698          36,693
    Direct marketing                           11,545          10,211
    Contract printing                           1,193           2,287
    Other, including Internet revenues          5,936           4,925
                                             ---------       ---------
                                              300,829         278,949
    Acquisitions                                4,967               -
    Disposals                                       -           6,628
                                             ---------       ---------
    Turnover                                  305,796         285,577
                                             =========       =========


4.  NON-RECURRING COSTS

                                                 1998            1997
                                              British         British
                                               Pounds          Pounds
                                                000's           000's

    Monitoring fees                                 -             344
    Costs associated with listing on the
      London Stock Exchange                         -           7,135
    Non-recurring pensions charge                   -           1,023
                                             ---------       ---------
                                                    -           8,502
                                             =========       =========


5.  OPERATING EXPENSES

                                                 1998            1997
                                              British         British
                                               Pounds          Pounds
                                                000's           000's

    Distribution costs                         48,211          45,602
    Administrative expenses                   105,828         109,112
                                             ---------       ---------
                                              154,039         154,714
                                             =========       =========

    Administrative expenses include non-recurring costs (note 4).

6.  OPERATING PROFIT

                                                 1998            1997
                                              British         British
                                               Pounds          Pounds
                                                000's           000's
    Operating profit is arrived at after
     charging/(crediting):
    Depreciation of tangible fixed assets:
      Owned assets                             12,086          12,271
    Profit on disposal of tangible fixed
      assets                                     (501)           (180)
    Operating lease rentals:
      Land and buildings                        2,764           3,042
      Plant and equipment                         281             404
    Restructuring costs                           993           1,016
    Audit fees                                    190             180
    Auditors' remuneration - non-audit
      services                                    259             386
    Exceptional pension charge                      -           1,023
                                             =========       =========

    Other amounts payable to auditors not included above were GBP 132,400 (1997 - GBP 624,700).

7.  STAFF COSTS

                                                 1998            1997
                                              British         British
                                               Pounds          Pounds
                                                000's           000's

    Wages and salaries                         85,433          81,447
    Social security costs                       8,193           6,918
    Other pension costs                         3,429           3,932
                                             ---------       ---------
                                               97,055          92,297
                                             =========       =========

    The average monthly number of employees, including Directors, during the period was as follows:

                                                 1998            1997
                                               Number          Number
                                             ---------       ---------
    Pre-press and printing                      1,146           1,266
    Editorial                                   1,427           1,436
    Marketing and sales                         1,905           1,854
    Distribution                                  681             690
    Finance and management                        584             582
                                             ---------       ---------
                                                5,743           5,828
                                             =========       =========


8.  DIRECTORS' REMUNERATION

    The emoluments of the Directors are given in the Report of the Board on Remuneration on pages 18 to 19.



9.  INTEREST
                                                 1998            1997
                                              British         British
                                               Pounds          Pounds
                                                000's           000's
    Refinancing costs comprise of:
    Premium on redemption of US$ Loan Notes     4,024           4,550
    Deferred financing fees written off         1,093           8,408
    Swap termination costs net of related
      gains                                      (324)          3,690
                                             ---------       ---------
                                                4,793          16,648
                                             =========       =========

    Other net interest costs comprise:
    Interest receivable                          (200)         (1,108)
    Interest payable and similar charges:
      Bank loans                                8,372          17,114
      Amortisation of deferred financing fees     838           2,287
      Other loans and similar charges           6,576          14,172
                                             ---------       ---------
                                               15,586          32,465
                                             =========       =========

    Amortisation of deferred financing fees relates to professional costs and finance fees incurred on the issue of the US$ Loan Notes and establishment of long-term bank loans.

10. TAXATION
                                                 1998            1997
                                              British         British
                                               Pounds          Pounds
                                                000's           000's

    UK Corporation Tax at 31% (1997 - 31.5%)
    Current                                    20,053          13,719
    Deferred taxation credit                     (549)           (737)

    Adjustment to prior years Corporation Tax  (1,549)           (773)
    Adjustment to prior years deferred
      taxation                                  1,251            (295)
                                             ---------       ---------
                                               19,206          11,914
                                             =========       =========

    The adjustment to prior years deferred taxation for the 53 weeks ended 3 January 1999 includes a credit of GBP 147,000 arising as a result of the change in the Corporation Tax rate from 31% to 30%.


11. DIVIDENDS
                                                 1998            1997
                                              British         British
                                               Pounds          Pounds
                                                000's           000's

    Interim dividend of 2p per share paid       3,952               -
    Proposed final dividend of 4p per share     7,836               -
                                             ---------       ---------
                                               11,788               -
                                             =========       =========

    Dividends are stated net of dividends receivable of GBP 28,000 on shares held by Newsquest Employee Trustees Limited where the relevant incentive scheme does not entitle the participant to dividends.


12. PROFIT FOR THE FINANCIAL YEAR

    As permitted by section 230 of the Companies Act 1985, the profit and loss account of the Company is not presented as part of these financial statements. The parent Company profit for the financial year was GBP 50,000,000 (1997 - GBP 15,000,000).

13. EARNINGS PER SHARE
                                                  1998            1997
                                                 Pence           Pence

    Basic earnings per share                      21.2            11.9

    Diluted earnings per share                    20.9            11.7

    Adjusted diluted earnings per share           22.5            17.7

    Earnings per share information has been restated in accordance with FRS 14, "Earnings Per Share". The weighted average number of ordinary shares in issue in 1997 for the period prior to Listing is based on the number of shares the A, B, C, D and E ordinary shares respectively were converted into immediately prior to Listing.

    Adjusted diluted earnings per share is calculated using the adjusted profits set out below, and is provided to give a more meaningful measure of performance. This adjusts 1998's results for the refinancing costs incurred on redeeming US$ Loan Notes. It adjusts 1997's results for the disposal of Newsquest (Wessex), the proceeds of Listing and the changes in the group's capital structure from new banking arrangements and the repurchase of US$ Loan Notes as if they had occurred on 1 January 1997. Therefore adjusted diluted earnings per share assumes that all shares issued for the Listing were in issue for a full year.

    The numbers of shares and earnings used to calculate earnings per share information is set out below:
                                                    1998            1997
                                                   Number           Number
                                                of shares        of shares

    Basic weighted average number of shares   197,120,481      165,809,893

    Diluted weighted average number of
     shares                                   200,241,167      168,240,819

    Adjusted earnings per share weighted
     average number of shares                 200,241,167      200,548,511


                                                    1998             1997
                                                 British          British
                                                  Pounds           Pounds
                                                   000's            000's

    Profit after taxation (used to calculate
      earnings per share and diluted earnings
      per share)                                  41,765           19,695
    Refinancing costs net of taxation              3,307           11,404
    Disposal of Newsquest (Wessex) net of
      taxation                                         -          (11,550)
    Non-recurring costs, Listing and capital
      structure net of taxation                        -           15,997
                                                ---------        ---------
    Earnings used to calculate adjusted
      diluted earnings per share                  45,072           35,546
                                                =========        =========

14. INTANGIBLE FIXED ASSETS

                                                 1998            1997
                                              British         British
                                               Pounds          Pounds
                                                000's           000's
    Publishing rights and titles
    Cost
    At beginning of year                      319,962         332,376
    Acquisitions (note 2)                       9,672               -
    Divestments                                     -         (12,414)
                                             ---------       ---------
    At end of year                            329,634         319,962
                                             =========       =========

15. TANGIBLE FIXED ASSETS

                                   Land and       Plant and
                                  buildings       equipment
                                    British         British
                                     Pounds          Pounds        Total
                                      000's           000's        000's
    Cost
    At 29 December 1997              32,328         112,036      144,364
    Additions                            20          13,521       13,541
    Transfers                          (510)            510            -
    Acquisitions                         14             228          242
    Disposals                          (220)         (6,997)      (7,217)
                                   ---------       ---------    ---------
    At 3 January 1999                31,632         119,298      150,930
                                   ---------       ---------    ---------

    Accumulated depreciation
    At 29 December 1997               7,335          70,451       77,786
    Charge for the year                 892          11,194       12,086
    Transfers                          (110)            110            -
    Acquisitions                          2             114          116
    Disposals                           (67)         (6,295)      (6,362)
                                   ---------       ---------    ---------
    At 3 January 1999                 8,052          75,574       83,626
                                   ---------       ---------    ---------

    Net book value
    At 3 January 1999                23,580          43,724       67,304
                                   =========       =========    =========
    At 28 December 1997              24,993          41,585       66,578
                                   =========       =========    =========


    The net book value of land and buildings stated at cost comprises:

                                                 1998            1997
                                              British         British
                                               Pounds          Pounds
                                                000's           000's

    Freehold property                          14,200          15,767
    Leasehold property, more than 50 years
      unexpired                                 7,588           7,821
    Leasehold property, less than 50 years
      unexpired                                 1,792           1,405
                                             ---------       ---------
                                               23,580          24,993
                                             =========       =========

    Included in land and buildings is land with a cost of GBP 2,508,000 (1997 - GBP 2,908,000), which is not depreciated.

16. INVESTMENTS

    Group                             Other            Own
                                investments         shares
                                    British        British
                                     Pounds         Pounds          Total
                                      000's          000's          000's
    Cost
    At 29 December 1997                 110            221            331
    Additions                           201              -            201
    Disposals                             -            (30)           (30)
                                   ---------      ---------      ---------
    At 3 January 1999                   311            191            502
                                   =========      =========      =========
    Provisions
    At 29 December 1997                 110              -            110
    Charge in year                       90              -             90
                                   ---------      ---------      ---------
    At 3 January 1999                   200              -            200
                                   =========      =========      =========
    Net book value
    At 3 January 1999                   111            191            302
                                   =========      =========      =========
    At 28 December 1997                   -            221            221
                                   =========      =========      =========



                             Investments in            Own
    Company                    subsidiaries         shares
                                    British        British
                                     Pounds         Pounds          Total
                                      000's          000's          000's
    Cost and net book value
    At 29 December 1997             205,701            221        205,922
    Disposals                             -            (30)           (30)
                                   ---------      ---------      ---------
    At 3 January 1999               205,701            191        205,892
                                   =========      =========      =========

    Other investments comprise investments in unlisted companies.

    The investments in own shares relates to 1,882,357 (1997 - 1,882,357) ordinary shares held to satisfy obligations under employee share ownership schemes. At 3 January 1999 beneficial ownership had been conditionally granted over 1,862,028 (1997 - 1,862,028) shares, of which beneficial owners of 1,410,906 (1997 - 1,410,906) shares were entitled to dividends. The shares, whilst legally not the property of the Company, have been included within investments.

    The major subsidiary companies of Newsquest plc (all of which are incorporated in Great Britain and registered in England and Wales and were wholly owned) at 3 January 1999 were:

    Name of Company                                   Nature of business

    Newsquest Capital plc*                            Holding Company
    Newsquest Media Group Limited                     Printing and publishing
    Newsquest (Bradford) Limited                      Printing and publishing
    Newsquest (Cheshire/Merseyside) Limited           Publishing
    Newsquest (Essex) Limited                         Publishing
    Newsquest (Kendal)                                Publishing
    Newsquest (Lancashire) Limited                    Publishing
    Newsquest (London) Limited                        Publishing
    Newsquest (Midlands South) Limited                Publishing
    Newsquest (North East) Limited                    Publishing
    Newsquest (Oxford) Limited                        Printing and publishing
    Newsquest (Sussex) Limited                        Printing and publishing
    Newsquest (Wiltshire) Limited                     Printing and publishing
    Newsquest (York) Limited                          Printing and publishing


    *Only Newsquest Capital plc is owned directly by the Company.

17. STOCKS

                                              1998          1997
                                           British       British
                                            Pounds        Pounds
                                             000's         000's

    Raw materials and consumables            1,854         2,099
                                          =========     =========


18. DEBTORS
                                 Group                   Company
                        ---------------------    ---------------------
                            1998        1997         1998        1997
                         British     British      British     British
                          Pounds      Pounds       Pounds      Pounds
                           000's       000's        000's       000's

    Trade debtors         37,158      40,293            -           -
    Amounts owed by
      group companies          -           -       99,364      61,665
    Corporation Tax            -           -        1,870           -
    Other debtors            788       1,855            -           -
    Prepayments and
      accrued income       2,820       2,908            -           -
                        ---------   ---------    ---------   ---------
                          40,766      45,056      101,234      61,665
                        =========   =========    =========   =========


19. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                 Group                   Company
                         ---------------------    ---------------------
                             1998        1997         1998        1997
                          British     British      British     British
                           Pounds      Pounds       Pounds      Pounds
                            000's       000's        000's       000's

    Bank overdrafts         1,722           -            -           -
    Other loans             1,900           -            -           -
    Trade creditors         5,515       5,129            -           -
    Amounts owed to
      group companies           -           -          196         221
    Corporation Tax
      payable              30,414      16,699        1,328           -
    Other taxation and
      social security       7,389       7,906            -           -
    Other creditors         8,205       7,183            6           -
    Accruals and
      deferred income      16,917      17,019            -           -
    Proposed final
      dividend              7,836           -        7,836           -
                         ---------   ---------    ---------   ---------
                           79,898      53,936        9,366         221
                         =========   =========    =========   =========

20. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                     1998           1997
                                                  British        British
                                                   Pounds         Pounds
                                    Currency        000's          000's
    Bank loans
    Revolving credit facility       Sterling      101,000        120,000

    Loan Notes
    US$ Loan Notes                  Dollars        30,490         60,914
                                                 ---------      ---------
    Total bank loans and loan notes               131,490        180,914

    Less: deferred financing fees                  (1,522)        (3,453)
                                                 ---------      ---------
                                                  129,968        177,461
                                                 =========      =========

    Bank loans and committed facilities

    The Revolving Credit Facility is a five year GBP 250 million facility guaranteed by the principal subsidiaries of the group that expires in 2002. Interest is payable at rates based on LIBOR. At 3 January 1999 there were undrawn committed borrowing facilities of GBP 145.4 million, which expire in more than 2 years.

20. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
(continued)

    US$ Loan Notes

    The US$ Loan Notes are issued by Newsquest Capital plc and guaranteed by Newsquest Media Group Limited. At the end of the year the aggregate indebtedness for the US$ Loan Notes was US$51.055 million (1997 -
    US$102 million). During 1998 $50.945 million of the US$ Loan Notes were repurchased. Newsquest Capital plc has the option to redeem the US$ Loan Notes on 1 May 2001 at a 5.5% premium.

    The group has a hedge related to its foreign currency exposure arising from the US dollar denominated loan notes. The cross currency swap exchanges the principal and interest arising on the US$ Loan Notes to 2001 into sterling. The resulting effective interest rate is 12%.

    The currency swap acts as a hedge in respect of US$ Loan Notes. Consequently the interest rate differential is accrued as a net interest expense. No unrealised gains or losses on these swaps are recognised separately as they are offset by the complementary gains or losses on the underlying transactions hedged by the swap. On termination of a swap any gain or loss arising is expensed in the profit and loss account.

                                                      Deferred
    Analysis by year of         Bank     US$ Loan    financing
     repayment as at      borrowings        Notes        costs        Total
     3 January 1999          British      British      British      British
                              Pounds       Pounds       Pounds       Pounds
                               000's        000's        000's        000's

    Between 2 and 3 years          -       30,490*        (941)      29,549
    Between 3 and 4 years    101,000            -         (581)     100,419
                            ---------    ---------    ---------    ---------
                             101,000       30,490       (1,522)     129,968
                            =========    =========    =========    =========


    * Redemption in 2001 is at the Company's option. The final redemption date of the US$ Loan Notes is in 2006.



21. FINANCIAL INSTRUMENTS

    Details of the group's policy for managing currency, liquidity and interest rate risk are set out in the Operating and Financial Review on pages 9 to 12. In the following numerical disclosures short-term debtors and creditors are excluded.

    Interest rate risk profile

    In addition to the cross currency swap referred to above, Newsquest has entered into four interest rate swaps which convert floating rate debt to fixed rate debt. The interest rate swaps affect GBP 40 million of debt, although GBP 10 million does not come into effect until March 1999. After taking account of these instruments, the interest rate profile of the group's financial liabilities, all of which are effectively in sterling, at 3 January 1999, was:
                                              Floating       Fixed    Financial
               Weighted   Weighted                rate        rate  liabilities
                average    average           financial   financial     on which
               interest     period          liabilities liabilities no interest
                  rate  for which     Total                             is paid
                           rate is  British    British     British      British
                             fixed   Pounds     Pounds      Pounds       Pounds
                     %       Years    000's      000's       000's        000's
                  ------     ------  -------   -------     -------      -------
    US$ Loan Notes 12.0        2.3    30,490         -      30,490            -
    Swapped debt    6.9        3.8    40,000    10,000      30,000            -
    Fixed rate debt 7.1        0.5     1,200         -       1,200            -
    Floating rate
      debt          6.9        N/A    63,422    63,422           -            -
                                     -------   -------     -------      -------
                                     135,112    73,422      61,690            -
    Other financial
      liabilities                      6,806         -           -        6,806
                                     -------   -------     -------      -------
                                     141,918    73,422      61,690        6,806
                                     =======   =======     =======      =======

    Floating rate financial liabilities comprise sterling bank borrowings that bear interest at rates linked to LIBOR. The group has no financial assets other than short-term debtors, and immaterial amounts of cash at bank and unquoted trade related investments.

    Fair values

    Set out below is a comparison of book values and fair values of the group's financial assets and liabilities as at 3 January 1999. Fair values have been derived from market values:
                                                           Book           Fair
                                                          value          value
                                                        British        British
                                                         Pounds         Pounds
                                                          000's          000's
    Primary financial instruments held or issued
      to finance the group's operations:
    Short-term financial liabilities and
      current portion of long-term borrowings             3,622          3,622
    Long-term borrowings                                129,968        134,843
    Financial (assets) and liabilities                    6,636          6,636

    Derivative financial instruments held
      to manage the interest rate and
      currency profile:
    Interest rate swap liabilities                            -          1,077
    Cross currency contract liabilities                       -            129


    Gains and losses on hedges

    The group uses interest rate swaps and a cross currency swap to reduce its financial risks. Changes in the fair value of instruments used as hedges are not recognised in the financial statements until the hedged position matures. Set out below is an analysis of these unrecognised gains and losses:
                                                                     Total
                                                                 net gains/
                                       Gains         Losses        (losses)
                                     British        British        British
                                      Pounds         Pounds         Pounds
                                       000's          000's          000's
    Unrecognised gains and losses
      on hedges at 29 December 1997      784              -            784
    Gains and losses arising in
      previous years that were
      recognised in 1998                   -              -              -
                                     --------       --------       --------
    Gains and losses arising
      before 29 December 1997
      that were not recognised in
      1998                               784              -            784
    Gains and losses arising in
      1998 that were not
      recognised in 1998                (784)        (1,206)        (1,990)
                                     --------       --------       --------
    Unrecognised gains and losses
      on hedges at 3 January 1999          -         (1,206)        (1,206)
                                     ========       ========       ========

    Of which:
    Gains and losses expected to
     be recognised in 1999                 -           (344)          (344)
    Gains and losses expected to
     be recognised in 2000 or later        -           (862)          (862)
                                     ========       ========       ========



22. PROVISIONS FOR LIABILITIES AND CHARGES

                                                1998        1997
                                             British     British
                                              Pounds      Pounds
    Deferred taxation liability                000's       000's

    At 29 December 1997                        4,539       5,573
    Disposals                                      -          (2)
    Provided/(released) in the year              702      (1,032)
                                              -------     -------
    At 3 January 1999                          5,241       4,539
                                              =======     =======

    The deferred taxation balance can be analysed as follows:

                                                1998        1997
                                             British     British
                                              Pounds      Pounds
                                               000's       000's
    Capital allowances in excess of
      depreciation                             5,948       5,901
    Other timing differences                    (707)     (1,362)
                                              -------     -------
                                               5,241       4,539
                                              =======     =======

    The amount of deferred taxation not provided at 3 January 1999 in respect of tax rolled-over on capital gains was GBP 2,760,000
    (1997 - GBP 2,995,000).

23. SHARE CAPITAL

    The share capital of the Company comprises:

                                           1998                       1997
                                        British                    British
                                 1998    Pounds             1997    Pounds
                               Number     000's           Number     000's
    Authorised
    Ordinary shares of
      GBP 0.01 each       270,000,000     2,700      270,000,000     2,700

    Issued and fully paid
    Ordinary shares of
      GBP 0.01 each       196,372,957     1,964      200,000,000     2,000


    During the year the Company issued 107,957 shares (with a nominal value of GBP 1,080) to satisfy the exercise of options for a total consideration of GBP 255,000. During the year the Company repurchased and cancelled 3,735,000 shares at prices ranging from GBP 2.07 to GBP 2.20. The weighted average cost of the purchases including expenses was GBP 2.16 per share and the total cost was GBP 8,064,000. At 3 January 1999 the Company had a remaining authority from shareholders to make open market purchases of 16,265,000 shares. At 3 January 1999 options were exercisable over shares as follows:

                               Number  Exercise
                            of shares     price    Exercise period
                                            GBP
    Newsquest Employee
      Savings and Share
      Option Scheme         1,986,523     1.244    June 2000 to June 2007

    Executive Share Option
      Scheme:                 932,680      2.50    October 2000 to October 2007
                               18,964      2.90    March 2001 to March 2008
                            1,186,123      2.24    August 2001 to August 2008


    Parties associated with
      Glenisla (see note 32)  119,601      2.50    October 1997 to October 2004

24. STATEMENT OF MOVEMENTS ON RESERVES

    Group                            Capital          Share         Profit
                                  redemption        premium       and loss
                                     reserve        account        account
                                     British        British        British
                                      Pounds         Pounds         Pounds
                                       000's          000's          000's

    At 29 December 1997                  794        249,572        (48,143)
    Issue of shares net of expenses        -            254              -
    Repurchase of shares                  37              -         (8,064)
    Retained profit                        -              -         29,977
                                    ---------      ---------      ---------
    At 3 January 1999                    831        249,826        (26,230)
                                    =========      =========      =========

    Included in the profit and loss account is GBP 65,428,000 in respect of goodwill arising on acquisitions prior to 28 December 1997 that has been written off as a matter of accounting policy.


    Company                          Capital          Share         Profit
                                  redemption        premium       and loss
                                     reserve        account        account
                                     British        British        British
                                      Pounds         Pounds         Pounds
                                       000's          000's          000's

    At 29 December 1997                  794        249,572         15,000
    Issue of shares net of expenses        -            254              -
    Repurchase of shares                  37              -         (8,064)
    Retained profit                        -              -         38,212
                                    ---------      ---------      ---------
    At 3 January 1999                    831        249,826         45,148
                                    =========      =========      =========

25. LEASING COMMITMENTS

    At 3 January 1999 the group had annual commitments under non-cancellable operating leases as follows:
                                            1998                   1997
                                    Land and               Land and
                                   buildings      Other   buildings      Other
                                     British    British     British    British
                                      Pounds     Pounds      Pounds     Pounds
                                       000's      000's       000's      000's
    Expiry of operating leases
      Falling due within one year         44         62         122         72
      Falling due within two to
        five years                       506        227         381        220
      Falling due after five years     2,066          4       2,435          -
                                    ---------  ---------   ---------  ---------
                                       2,616        293       2,938        292
                                    =========  =========   =========  =========

    At 3 January 1999 and 28 December 1997 the Company had no leasing commitments.


26. CAPITAL COMMITMENTS
                                             1998           1997
                                          British        British
                                           Pounds         Pounds
                                            000's          000's

    Contracted but not provided for           645          1,801
                                         =========      =========

    At 3 January 1999 and 28 December 1997 the Company had no capital commitments.


27. PENSION SCHEMES

    A funded defined benefits pension scheme, the Newsquest Pension Scheme ("the Scheme"), is operated for all permanent employees over age 16. The trustees of the scheme are responsible for the investment of the Scheme's assets which are held separately from the group. Contributions by members who transferred from the Reed Elsevier scheme are at the rate of 4% of salary and by new members at the rate of 6% of their salary.

    Pension costs are assessed with the advice of a qualified actuary and are recognised over the working lives of the members. An actuarial valuation was undertaken as at 6 April 1998 using the projected unit method. The main actuarial assumptions were that real salary growth (relative to price inflation) will be 2% per annum and real investment returns (relative to price inflation) will average 1% per annum above the index-linked gilt yield. Based on the valuation the funding level of the scheme was 137% as at 6 April 1998. The market value of the Scheme's assets at 6 April 1998 was approximately GBP 59.2 million.

    The pension cost for the year was GBP 3,429,000 (1997 - GBP 3,925,000). The prepayment as at 3 January 1999 was GBP 1,579,000
    (1997 - GBP 2,759,000).

28. NET CASH INFLOW FROM OPERATING ACTIVITIES
                                                   1998           1997
                                                British        British
                                                 Pounds         Pounds
                                                  000's          000's

    Operating profit                             81,350         62,993
    Profit from sale of tangible fixed assets      (501)          (180)
    Depreciation                                 12,086         12,271
    Provisions against investments                   90            110
    Decrease in stock                               245            804
    Decrease/(increase) in debtors                5,442           (939)
    Decrease in creditors                           481          1,009
                                               ---------      ---------
    Net cash inflow from operating activities    99,193         76,068
                                               =========      =========

29. ANALYSIS OF CASH FLOWS IN THE CASH FLOW STATEMENT

                                                  1998           1997
                                               British        British
                                                Pounds         Pounds
                                                 000's          000's

 29A  Returns on investments and servicing
        of finance
      Interest received                            235          1,032
      Interest  paid                           (14,827)       (36,183)
      Refinancing costs                         (3,700)        (8,240)
      Financing fees and expenses                    -         (2,461)
                                              ---------      ---------
      Net cash outflow from returns on
      investments and servicing of finance     (18,292)       (45,852)
                                              =========      =========

 29B  Taxation paid
      UK Corporation Tax paid                   (4,821)        (1,704)
                                              =========      =========

 29C  Capital expenditure and financial
        investment
      Payments to acquire investments             (201)             -
      Payments to acquire tangible fixed
        assets                                 (13,728)        (9,785)
      Receipts from sale of tangible fixed
        assets                                   1,356          1,368
                                              ---------      ---------
      Net cash outflow from capital
        expenditure and financial investment   (12,573)        (8,417)
                                              =========      =========

 29D  Acquisitions and disposals
      Purchase of subsidiary undertakings       (6,382)             -
      Receipts from sales of investments in
        subsidiaries                                 -         17,869
      Net indebtedness (acquired)/disposed
        of with businesses                        (593)        16,456
      Receipt of cash relating to post
        completion accounts adjustment               -          8,863
      Payment of accrued fees on acquisition         -         (1,691)
                                              ---------      ---------
      Net cash (outflow)/inflow from
        acquisitions and disposals              (6,975)        41,497
                                              =========      =========

 29E  Management of liquid resources
      Cash withdrawn from/(placed on)
        short-term deposit                       2,000         (2,000)
                                              =========      =========

 29F  Financing
      Issue of ordinary shares                     255         96,500
      Repurchase of ordinary shares             (8,064)             -
      New bank borrowings                            -        120,000
      Bank loans repaid                        (19,000)      (240,340)
      Other loans repaid                          (500)             -
      Purchase of US$ Loan Notes               (30,424)       (44,575)
                                              ---------      ---------
      Net cash outflow from financing          (57,733)       (68,415)
                                              =========      =========

    Reclassifications have been made to the previously reported figures for "Financing" and "Returns on investments and servicing of finance" for comparability.

30. PURCHASE OF SUBSIDIARY UNDERTAKINGS
                                                  1998
                                               British
                                                Pounds
                                                 000's

    Intangible fixed assets                      9,672
    Tangible fixed assets                          126
    Debtors                                      1,152
    Cash                                            33
    Bank loans and overdrafts                     (626)
    Trade and other creditors                   (1,543)
    Corporation Tax                                (32)
                                              ---------
                                                 8,782
                                              =========
    Satisfied by:
    Loan Notes                                   2,400
    Cash                                         6,382
                                              ---------
                                                 8,782
                                              =========

    Further details on the group's acquisitions are set out in note 2.


31. ANALYSIS OF NET DEBT
                               At 28  Acquisitions                     At 3
                            December   (excluding                   January
                                1997     cash and    Cash flow         1999
                           GBP 000's   overdrafts)    GBP 000's   GBP 000's
    Cash at bank and in
      hand                     3,484            -       (3,425)          59
    Less deposits treated
      as liquid resources     (2,000)           -        2,000            -
                            ---------    ---------    ---------    ---------
                               1,484            -       (1,425)          59
    Bank overdrafts                -            -       (1,722)      (1,722)
                            ---------    ---------    ---------    ---------
    Net cash per cash flow
      statement                1,484            -       (3,147)      (1,663)
                            ---------    ---------    ---------    ---------

    Other loans                    -       (2,400)         500       (1,900)
    Bank loans              (120,000)           -       19,000     (101,000)
    US$ Loan Notes           (60,914)           -       30,424      (30,490)
                            ---------    ---------    ---------    ---------
    Debt financing          (180,914)      (2,400)      49,924     (133,390)
                            ---------    ---------    ---------    ---------
    Liquid resources           2,000            -       (2,000)           -
                            ---------    ---------    ---------    ---------
    Net debt                (177,430)      (2,400)      44,777     (135,053)
                            =========    =========    =========    =========

    Net debt is stated gross of deferred financing fees (note 20).

32. RELATED PARTIES

    Messrs. Gilhuly, Kravis, Navab, Robbins and Stuart are either partners or associates of Kohlberg, Kravis and Roberts ("KKR"), the US venture capital firm. They are Directors of the Company nominated by RRN Associates, Limited Partnership ("RRN"), which held some 36.88% of the issued share capital of the Company at 3 January 1999. They receive fees for acting as Directors as set out in the Report of the Board on Remuneration, and reimbursement of expenses incurred in the performance of the duties as Directors. There is a Relationship Agreement between the Company, RRN and KKR that sets out certain arrangements to ensure the Company can operate independently. Generally these obligations (other than the non-compete undertaking from KKR) under the agreement terminate if RRN holds less than 30% of the Company's issued share capital.

    Mr. Richard Munton is a Director of Cinven Limited, and serves as the Director of the Company nominated by them. At 3 January 1999 entities whose funds are managed by Cinven Limited held 12.97% of the issued share capital of the Company. He receives fees for acting as a Director as set out in the Report of the Board on Remuneration, and reimbursement of expenses incurred in the performance of his duties as a Director.

    Monitoring fees for management, consulting and certain other services of GBP nil (1997 - GBP 313,074) were paid to KKR and a monitoring fee of GBP nil (1997 - GBP 81,849) was paid to Cinven. These services were terminated in 1997 as the Company engaged new suppliers of these services. A final payment of GBP 1.5 million was paid to KKR and GBP 0.5 million paid to Cinven in respect of these services in 1997.

    Glenisla Group Limited ("Glenisla") is an English private limited company linked to KKR. Directors and parties associated with Glenisla hold options over 119,601 shares (1997 - 215,369 shares) at an exercise price of GBP 2.50. Options over 95,768 shares held by these parties were exercised during 1998.

    In September 1997 a Shareholders' Agreement was entered into between the Company, RRN, RRN Employee Trustees Limited, certain other parties and six of the group's executive managers. This agreement covers certain aspects of their share ownership and future sales of shares in the Company. A second Shareholders' Agreement was entered into on the same date between the Company, RRN, KKR, Cinven and certain other parties. This agreement sets out certain matters regarding dealings in shares of the Company by the parties to the agreement.

    At 3 January 1999 no balances were due to KKR and Cinven (1997 - nil).

33. SUMMARY OF DIFFERENCES BETWEEN UK GAAP AND US GAAP

    The consolidated financial statements are prepared in accordance with UK GAAP, which differs in certain significant respects from US GAAP. These differences relate principally to the following items and the approximate effect on profit for the financial year and shareholders' equity is shown in the tables on pages 44 and 45. While this is not a comprehensive summary of all differences between UK GAAP and US GAAP, other differences are considered unlikely to have a significant effect on the consolidated profit for the financial year and shareholders' equity of the Company.


    Goodwill and other intangible assets

    Under UK GAAP, goodwill arising on business combinations treated as acquisitions prior to 1 January 1998 may be written off against retained earnings. Intangible assets, representing publishing rights and titles, are carried at fair value on acquisition with no systematic amortisation, if they have no definite economic life. The carrying value of these intangible assets is evaluated periodically to determine whether there has been a loss in value, by reviewing current and estimated future earnings and cash flows on an undiscounted basis.

    Under US GAAP, the cost of intangible assets acquired after 31 October 1970 is required to be amortised over the period of their estimated useful lives, to a maximum of 40 years.

    The amortisation periods for goodwill and the other intangible assets are over their estimated useful life up to a maximum of 40 years. The amortisation periods for publishing rights and titles range from five to 40 years. The gross cost under US GAAP, as at 3 January 1999, of goodwill is GBP 65,428,000 (1997 - GBP 65,428,000) and of other intangibles GBP 329,634,000 (1997 - GBP 319,962,000). Accumulated amortisation under US GAAP, as at 3 January 1999 of goodwill is GBP 3,906,000
    (1997 - GBP 2,270,000) and of other intangibles is GBP 19,603,000
    (1997 - GBP 11,465,000).

    The Company's management assesses the recoverability of its long-lived assets by determining whether the net book value of the asset can be recovered through projected discounted future cash flows from operations. When future operating cash flows generated are determined not to be sufficient to cover tangible and intangible assets, an impairment charge may need to be recorded. The Company's management continually evaluates the existence of potential impairment by analysing operating results, trends and prospects. Management also takes into consideration any other events or circumstances that might indicate potential impairment. If an impairment charge is required, it is measured based on discounted cash flows of the business being evaluated or fair value, if available. Based upon these evaluations, Newsquest has determined that no impairment of recorded long-lived assets has occurred.


    Pensions

    The group accounts for pension costs under the rules set out in SSAP 24. The objectives and principles of SSAP 24 are broadly in line with those set out in the US accounting standard for pensions, SFAS 87, "Employers' Accounting for Pensions". However, SSAP 24 is less prescriptive in the application of the actuarial method and assumptions to be applied in the calculation of pension costs.


    Deferred taxation

    Under UK GAAP, in accordance with Statement of Standard Accounting Practice No. 15, "Accounting for Deferred Tax" deferred taxation is provided at the rates at which tax is expected to become payable. No provision is made for amounts which are not expected to become payable in the foreseeable future. Under US GAAP, deferred taxation is provided on all temporary differences under the liability method, subject to a valuation allowance where applicable in respect of deferred tax assets, in accordance with SFAS 109, "Accounting for Income Taxes". The principal adjustment to apply US GAAP is to provide deferred taxation on temporary differences arising from the amortisation under US GAAP of intangible assets.


    Foreign currency

    Certain borrowings are denominated in US dollars (note 20). Under UK GAAP, these borrowings have been translated into pounds sterling at the exchange rates fixed under foreign currency swaps. Under US GAAP, these borrowings would be translated at the year end exchange rate.

    Exceptional items

    Under US GAAP the costs of Listing (principally fees paid to professional advisors), but excluding the costs of termination of certain contracts and the costs of the employee offer included within costs associated with the Listing, are treated as a reduction of the Listing proceeds and cannot be charged to the profit and loss account.

    Included in exceptional interest costs is GBP 4,793,000
    (1997 - GBP 14,590,000) related to the early repayment of debt which under US GAAP is treated as an extraordinary item.

    Approximate effects on profit for the financial year of differences between
      UK GAAP and US GAAP:
                                                       1998           1997
                                                    British        British
                                                     Pounds         Pounds
                                                      000's          000's

    Profit for the financial year under UK GAAP      41,765         19,695

    US GAAP adjustments:
      Costs associated with Listing                       -          3,736
      Amortisation of goodwill and other
        intangibles                                  (9,774)        (9,697)
     Pensions                                        (1,400)         1,061
     Deferred taxation                                2,753          1,961
                                                   ---------      ---------
    Profit for the financial year under US GAAP      33,344         16,756
                                                   =========      =========

    Comprising:
    Profit before extraordinary items                36,651         26,750
    Extraordinary item under US GAAP, net
      of applicable tax                              (3,307)        (9,994)
                                                   ---------      ---------
                                                     33,344         16,756
                                                   =========      =========


    Approximate effects on shareholders' equity of differences between UK GAAP and US GAAP:
                                                       1998           1997
                                                    British        British
                                                     Pounds         Pounds
                                                      000's          000's

    Shareholders' equity under UK GAAP              226,391        204,223

    US GAAP adjustments:
      Net book value of goodwill                     61,522         63,158
      Accumulated amortisation on intangibles       (19,603)       (11,465)
      Pensions                                         (800)           600
      Deferred taxation                               6,121          3,368
                                                   ---------      ---------
    Shareholders' equity under US GAAP              273,631        259,884
                                                   =========      =========

    Cash flow information

    Cash flows under UK GAAP differ in certain presentational respects from the format required under SFAS 95. Under UK GAAP, cash paid or received for interest and Corporation Tax are presented separately from operating activities and dividends paid are presented separately from financing activities. Under SFAS 95, cash flows from operating activities are based on the net income, which includes interest and income taxes, whilst dividends paid would be included within financing activities.

    Under US GAAP, the following amounts would be reported:

                                                       1998           1997
                                                    British        British
                                                     Pounds         Pounds
                                                      000's          000's

    Net cash provided by operating activities        76,080         28,512

    Net cash (used in)/provided by
      investing activities                          (19,548)        33,080

    Net cash used in financing activities           (61,679)       (68,415)
                                                   ---------      ---------
    Net decrease in cash and cash equivalents        (5,147)        (6,823)
                                                   =========      =========

    Net cash and cash equivalents under US GAAP      (1,663)         3,484
                                                   =========      =========

    Pensions

    The following table sets out the funded status of the Newsquest Pension Scheme under SFAS 87:
                                                        1998           1997
                                                     British        British
                                                      Pounds         Pounds
                                                       000's          000's

    Total accumulated and vested benefit obligation  (54,300)       (48,970)
                                                    =========      =========

    Projected benefit obligation                     (64,200)       (52,328)
    Plan assets at fair value                         60,700         52,440
                                                    ---------      ---------
    Plan assets in excess of projected
      benefit obligation                              (3,500)           112
    Unrecognised net losses                            4,300          3,267
                                                    ---------      ---------
    Prepaid pension cost                                 800          3,379
                                                    =========      =========

    The principal assumptions used to determine the funded status were:

                                                        1998           1997

    Discount rate                                       4.75%           6.5%
    Salary increases                                    4.25%           5.5%
    Investment return                                   7.00%           8.0%

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